Heritage-Crystal Clean, Inc Signs Definitive Agreement to Acquire Patriot Environmental

ELGIN, IL, June 30, 2022 — Heritage-Crystal Clean, Inc. (Nasdaq: HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced it has entered into a definitive agreement to acquire Patriot Environmental Services, Inc. (“Patriot”).

Patriot is a leading provider of environmental services across the Western United States specializing in a wide variety of waste services, including emergency response, industrial services, and OSRO spill response. Patriot provides full-service environmental solutions to a wide variety of end markets, serving customers within manufacturing, agriculture, construction, healthcare, mining, oil & gas, transportation, and utilities markets. From custom on-site services to industrial waste disposal, as well as wastewater treatment, Patriot operates at eighteen locations in the western and southern United States.

Heritage-Crystal Clean, Inc.’s President and CEO Brian Recatto commented, “The acquisition of Patriot will fortify our presence in the Western U.S. and enhance our nationwide service. With the addition of Patriot’s two wastewater treatment facilities, we will have ten wastewater treatment facilities throughout our network, thereby strengthening our national wastewater vacuum platform. Patriot also possesses other non-hazardous waste processing capabilities which will increase our vertical integration and support our containerized waste business in the Western U.S. reducing our logistics and disposal costs and improving our ability to compete in the larger quantity industrial generator market. In addition, this acquisition will allow us to internalize some of the field service work we currently outsource to subcontractors which should improve our profitability for these services.”

Recatto commented further, “We are very excited to welcome all of the employees of Patriot to the Heritage-Crystal Clean team. We look forward to working with our new colleagues to achieve continued success and provide premier, environmentally sustainable solutions to our customers.”

Josh Teves, President of Patriot, commented, “On behalf of the Patriot team, we are delighted to combine forces with HCCI and we are eager to leverage the Crystal Clean menu of services to deliver even more value to our customers.”

The transaction, which is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions, is expected to close in the third quarter of 2022.

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries. This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: failure to complete the proposed acquisition on the proposed terms or anticipated timeline, or at all, including risks related to securing the necessary regulatory approvals and satisfaction of other closing conditions; the challenges and costs of closing, integrating and achieving anticipated benefits of the proposed acquisition; the ability to retain key employees; inflationary pricing pressures impacting our businesses and customers; developments in the

COVID-19 pandemic and the resulting impact on our business and operations, general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility, including a drop in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost-effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; the impact of legal proceedings and class action litigation on us and our ability to estimate the cash payments we will make under litigation settlements; our ability to effectively manage our network of branch locations; the control of The Heritage Group over the Company; and the risks identified in the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2022. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized manufacturers and other industrial businesses as well as customers in the vehicle maintenance sector. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, wastewater vacuum, waste antifreeze collection, recycling and product sales, and field services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses as well as businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms. Through our used oil re-refining program during fiscal 2021, we recycled approximately 66 million gallons of used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program during fiscal 2021 we recycled approximately 3.9 million gallons of spent antifreeze which was used to produce a full line of virgin-quality antifreeze products. Through our parts cleaning program during fiscal 2021 we recycled 2 million gallons of used solvent into virgin-quality solvent to be used again by our customers. In addition, we sold 0.5 million gallons of used solvent into the reuse market. Through our containerized waste program during fiscal 2021 we collected 21 thousand tons of regulated waste which was sent for energy recovery. Through our wastewater vacuum services program during fiscal 2021 we treated approximately 49 million gallons of wastewater. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 91 branches serving approximately 98,000 customer locations.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.

CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670